Exhibit 99-(j).2

                                     ARTHUR
                                    ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated November 30, 2001 on the financial statements of Spectra Fund for the year ended October 31, 2001 and to all references to our Firm included in or made part of the registration statement of Spectra Fund filed on Form N-1A (Amendment No. 23), Investment Company Act File No. 811-1743 with the Securities and Exchange Commission.


                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                             ARTHUR ANDERSEN LLP



New York, New York
February 28, 2002